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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated January 14, 2000, relating to the financial statements of Stewart Title of Birmingham, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Atlanta, Georgia
April 7, 2000